UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2017

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 7.01. Updated Q3'17 Earnings Management Report
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 7.01. Updated Q3'17 Earnings Management Report

On November 10, 2017, PDF Solutions (the “Company”) posted on the Investor Relations section of its website (www.pdf.com) an updated management report regarding its financial results and certain other information related to the third fiscal quarter ended September 30, 2017, which revised slide 9 (GAAP Balance Sheet Trend) due to a purchase price allocation adjustment and an adjustment between current and non-current liabilities, in both cases related to the Kinesys acquisition that were made after the original presentation, and added a new slide regarding Non-GAAP Performance Measures (slide 17).

A copy of the updated management report is attached to this report as Exhibit 99.1.

Information on the website is not, and will not be deemed, a part of this report or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Management Report by PDF Solutions, Inc. as of November 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/Gregory C. Walker
Gregory C. Walker VP, Finance, and Chief Financial Officer (principal financial and accounting officer)

Dated: November 13, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Management Report by PDF Solutions, Inc. as of November 10, 2017.